The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.
Cincinnati Global Underwriting Ltd. ■ Cincinnati Global Underwriting Agency Ltd.

Investor Contact: Andrew F. Gossard, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com

Cincinnati Financial Reports Third-Quarter 2026 Results

Cincinnati, October 26, 2026 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:
•Third-quarter 2026 net income of $459 million, or $2.96 per share, compared with $1.122 billion, or $7.11 per share, in the third quarter of 2025, after recognizing a less than $1 million third-quarter 2026 after-tax increase in the fair value of equity securities still held.
•Third-quarter 2026 non-GAAP operating income* of $443 million, or $2.86 per share, compared with $449 million, or $2.85 per share, in the third quarter of last year.
•$663 million decrease in third-quarter 2026 net income, compared with third-quarter 2025, including the effects of after-tax net decreases of $657 million from net investment gains and $41 million from property casualty underwriting profit, partially offset by an increase of $24 million from investment income.
•$105.42 book value per share at September 30, 2026, up $3.07 since year-end.
•5.8% value creation ratio for the first nine months of 2026, compared with 13.8% for the same period of 2025.

Financial Highlights

(Dollars in millions, except per share data)	Three months ended September 30,			Nine months ended September 30,
	2026	2025	% Change	2026	2025	% Change
Revenue Data
Earned premiums	$2,690	$2,567	5	$7,929	$7,391	7
Investment income, net of expenses	325	295	10	962	860	12
Total revenues	3,047	3,726	(18)	10,184	9,540	7
Income Statement Data
Net income	$459	$1,122	(59)	$1,988	$1,717	16
Investment gains and losses, after-tax	16	673	(98)	991	994	0
Non-GAAP operating income*	$443	$449	(1)	$997	$723	38
Per Share Data (diluted)
Net income	$2.96	$7.11	(58)	$12.75	$10.88	17
Investment gains and losses, after-tax	0.10	4.26	(98)	6.36	6.30	1
Non-GAAP operating income*	$2.86	$2.85	0	$6.39	$4.58	40

Book value				$105.42	$98.76	7
Cash dividend declared	$0.94	$0.87	8	$2.82	$2.61	8
Diluted weighted average shares outstanding	155.1	157.8	(2)	155.9	157.8	(1)

*    The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures section defines and reconciles measures presented in this release that are not based on U.S. Generally Accepted Accounting Principles.
    Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement.
                                             CINF 3Q26 Release 1

Insurance Operations Highlights
•90.9% third-quarter 2026 property casualty combined ratio, increased from 88.2% for the third quarter of 2025.
•2% growth in third-quarter net written premiums, including price increases, premium growth initiatives and a higher level of insured exposures.
•$315 million third-quarter 2026 property casualty new business written premiums, down 12%. Agencies appointed since the beginning of 2025 contributed $33 million or 10% of total new business written premiums.
•$31 million third-quarter 2026 life insurance subsidiary net income, up $3 million compared with the third quarter of 2025, and 2% growth in third-quarter 2026 term life insurance earned premiums.
Investment and Balance Sheet Highlights
•10% or $30 million increase in third-quarter 2026 pretax investment income, including an 11% increase in bond interest income and a 4% decrease in stock portfolio dividends.
•Three-month decrease of less than 1% in fair value of total investments at September 30, 2026, including a less than 1% decrease for both the bond portfolio and the stock portfolio.
•$6.044 billion parent company cash and marketable securities at September 30, 2026, up 9% from year-end 2025.

Property Casualty Operations Maintaining Profitability
Stephen M. Spray, president and chief executive officer, commented: “Over the past few months our field claims teams and headquarters claims associates have been busy. I’m proud of their efforts as they brought compassion and expertise to our agents and policyholders, quickly resolving claims and helping affected communities begin to move forward.

“This quarter is a nice example of the impact our many growth, profitability and diversification initiatives are having on our insurance business. While catastrophe losses grew by 7.0 points compared with last year’s third quarter – moving closer to historical averages for the third quarter – our overall combined ratio of 90.9% reflects our continued efforts in pricing segmentation across our organization and the purposeful diversification of our growth.

“On a nine-month basis we achieved healthy non-GAAP operating income, increasing that measure 38% to $997 million. Our insurance operations continued to lead the way. With three-quarters of the year behind us, our 95.8% combined ratio is comfortably within our long-term target of 92% to 98%.”
Growth Reflecting Underwriting Discipline
“In this competitive market, we are balancing new business opportunities with underwriting discipline. Total property casualty net written premiums grew 4% through the first nine months of 2026, reflecting average renewal price increases for each of our property casualty insurance segments and most of our major lines of business.

“Our growth strategy plays to the strengths of each area where we do business. We consider many factors such as historic loss ratios, current market conditions, weather patterns and our view of future expectations for particular lines of business to create an appropriate plan for targeted profitable growth. That work creates a generally stable underwriting appetite to support our agents and enhance our mutual success.

“We also continue to benefit from the introduction of new specialty products through The Cincinnati Specialty Underwriters Insurance Company and Cincinnati Global Underwriting, along with the ability to grow Cincinnati Re opportunistically as the reinsurance market changes. Through September, these three areas have grown 7%, 13% and 11%, respectively, compared with the first nine months of 2025.”
Insurance Profitability Fueling Investments
“Consolidated cash and total investments topped $34 billion. Since December, book value per share has risen to $105.42, driven by the contribution of our insurance operations and the strength of our investment portfolio.

“This ample capital allows us to execute on our long-term strategies and, at the same time, continue to not just pay dividends to shareholders, but increase them, through the normal variability of investment and insurance markets as we’ve done for 66 years.”
                                             CINF 3Q26 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2026	2025	% Change	2026	2025	% Change
Earned premiums	$2,605	$2,484	5	$7,672	$7,145	7
Fee revenues	4	4	0	11	11	0
Total revenues	2,609	2,488	5	7,683	7,156	7

Loss and loss expenses	1,595	1,464	9	5,070	4,938	3
Underwriting expenses	774	731	6	2,276	2,095	9
Underwriting profit	$240	$293	(18)	$337	$123	174

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	61.2%	58.9%	2.3	66.1%	69.1%	(3.0)
Underwriting expenses	29.7	29.3	0.4	29.7	29.3	0.4
Combined ratio	90.9%	88.2%	2.7	95.8%	98.4%	(2.6)

			% Change			% Change
Agency renewal written premiums	$2,095	$2,037	3	$6,394	$6,084	5
Agency new business written premiums	315	356	(12)	1,007	1,143	(12)
Other written premiums	140	100	40	642	494	30
Net written premiums	$2,550	$2,493	2	$8,043	$7,721	4

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	54.0%	55.4%	(1.4)	56.8%	57.4%	(0.6)
Current accident year catastrophe losses	10.8	4.4	6.4	12.2	14.2	(2.0)
Prior accident years before catastrophe losses	(3.5)	(0.2)	(3.3)	(2.7)	(1.6)	(1.1)
Prior accident years catastrophe losses	(0.1)	(0.7)	0.6	(0.2)	(0.9)	0.7
Loss and loss expense ratio	61.2%	58.9%	2.3	66.1%	69.1%	(3.0)

Current accident year combined ratio before catastrophe losses	83.7%	84.7%	(1.0)	86.5%	86.7%	(0.2)

•$57 million or 2% growth of third-quarter 2026 property casualty net written premiums, reflecting premium growth initiatives, price increases and a higher level of insured exposures.
•$41 million decrease in third-quarter 2026 new business premiums written by agencies, primarily due to our personal lines insurance segment, included a $15 million increase in production from agencies appointed since the beginning of 2025.
•300 new agency appointments in the first nine months of 2026, including 44 that market only our personal lines products.
•2.7 percentage-point third-quarter 2026 combined ratio increase, including an increase of 7.0 points for losses from catastrophes.
•2.6 percentage-point nine-month 2026 combined ratio improvement, including a decrease of 1.3 points from lower catastrophe losses.
•3.6 percentage-point third-quarter 2026 benefit from favorable prior accident year reserve development of $94 million, compared with 0.9 points or $22 million for third-quarter 2025.
•2.9 percentage-point nine-month 2026 benefit from favorable prior accident year reserve development, compared with 2.5 points for the first nine months of 2025.
•0.6 percentage-point improvement in the nine-month 2026 ratio for current accident year loss and loss expenses before catastrophes.
•0.4 percentage-point increase in the underwriting expense ratio for the first nine months of 2026, compared with the same period of 2025, primarily due to timing of recognition of certain expenses.
                                             CINF 3Q26 Release 3

Commercial Lines Insurance Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2026	2025	% Change	2026	2025	% Change
Earned premiums	$1,270	$1,229	3	$3,762	$3,620	4
Fee revenues	2	2	0	4	4	0
Total revenues	1,272	1,231	3	3,766	3,624	4

Loss and loss expenses	782	747	5	2,539	2,249	13
Underwriting expenses	398	373	7	1,166	1,080	8
Underwriting profit	$92	$111	(17)	$61	$295	(79)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	61.5%	60.8%	0.7	67.5%	62.2%	5.3
Underwriting expenses	31.3	30.3	1.0	31.0	29.8	1.2
Combined ratio	92.8%	91.1%	1.7	98.5%	92.0%	6.5

			% Change			% Change
Agency renewal written premiums	$1,050	$1,043	1	$3,380	$3,311	2
Agency new business written premiums	182	185	(2)	595	588	1
Other written premiums	(33)	(30)	(10)	(90)	(86)	(5)
Net written premiums	$1,199	$1,198	0	$3,885	$3,813	2

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	58.0%	59.2%	(1.2)	61.0%	60.0%	1.0
Current accident year catastrophe losses	7.1	3.0	4.1	9.6	5.0	4.6
Prior accident years before catastrophe losses	(3.4)	(1.0)	(2.4)	(3.0)	(2.2)	(0.8)
Prior accident years catastrophe losses	(0.2)	(0.4)	0.2	(0.1)	(0.6)	0.5
Loss and loss expense ratio	61.5%	60.8%	0.7	67.5%	62.2%	5.3

Current accident year combined ratio before catastrophe losses	89.3%	89.5%	(0.2)	92.0%	89.8%	2.2

•$1 million or less than 1% growth in third-quarter 2026 commercial lines net written premiums, primarily due to higher agency renewal premiums. Two percent growth in nine-month net written premiums.
•$7 million or 1% increase in third-quarter renewal written premiums, with commercial lines average renewal pricing increases in the low-single-digit percent range.
•$3 million or 2% decrease in third-quarter 2026 new business premiums written by agencies, as we continue to carefully underwrite each policy in a highly competitive market.
•1.7 percentage-point third-quarter 2026 combined ratio increase, including an increase of 4.3 points for losses from catastrophes.
•6.5 percentage-point nine-month 2026 combined ratio increase, including an increase of 5.1 points from higher catastrophe losses.
•3.6 percentage-point third-quarter 2026 benefit from favorable prior accident year reserve development of $46 million, compared with 1.4 points or $18 million for third-quarter 2025.
•3.1 percentage-point nine-month 2026 benefit from favorable prior accident year reserve development, compared with 2.8 points for the first nine months of 2025.
                                             CINF 3Q26 Release 4

Personal Lines Insurance Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2026	2025	% Change	2026	2025	% Change
Earned premiums	$888	$838	6	$2,641	$2,340	13
Fee revenues	1	1	0	4	4	0
Total revenues	889	839	6	2,645	2,344	13

Loss and loss expenses	564	507	11	1,809	1,951	(7)
Underwriting expenses	237	233	2	717	665	8
Underwriting profit (loss)	$88	$99	(11)	$119	$(272)	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	63.5%	60.4%	3.1	68.4%	83.4%	(15.0)
Underwriting expenses	26.8	27.8	(1.0)	27.2	28.4	(1.2)
Combined ratio	90.3%	88.2%	2.1	95.6%	111.8%	(16.2)

			% Change			% Change
Agency renewal written premiums	$911	$864	5	$2,580	$2,364	9
Agency new business written premiums	76	116	(34)	230	384	(40)
Other written premiums	(30)	(29)	(3)	(88)	(145)	39
Net written premiums	$957	$951	1	$2,722	$2,603	5

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	47.9%	50.7%	(2.8)	51.1%	54.7%	(3.6)
Current accident year catastrophe losses	19.9	8.0	11.9	19.5	29.7	(10.2)
Prior accident years before catastrophe losses	(3.6)	2.6	(6.2)	(2.1)	0.4	(2.5)
Prior accident years catastrophe losses	(0.7)	(0.9)	0.2	(0.1)	(1.4)	1.3
Loss and loss expense ratio	63.5%	60.4%	3.1	68.4%	83.4%	(15.0)

Current accident year combined ratio before catastrophe losses	74.7%	78.5%	(3.8)	78.3%	83.1%	(4.8)

•$6 million or 1% growth in third-quarter 2026 personal lines net written premiums, including higher agency renewal written premiums that benefited from rate increases near the low end of the high-single-digit percent range, partially offset by lower new business premiums. Five percent growth in nine-month net written premiums.
•$40 million or 34% decrease in third-quarter 2026 new business premiums written by agencies, as we continue to carefully underwrite each policy in a highly competitive market.
•2.1 percentage-point third-quarter 2026 combined ratio increase, including an increase of 12.1 points for losses from catastrophes.
•16.2 percentage-point nine-month 2026 combined ratio improvement, including a decrease of 8.9 points from lower catastrophe losses.
•4.3 percentage-point third-quarter 2026 favorable prior accident year reserve development of $38 million, compared with an unfavorable 1.7 points or $14 million for third-quarter 2025.
•2.2 percentage-point nine-month 2026 benefit from favorable prior accident year reserve development, compared with 1.0 points for the first nine months of 2025.
                                             CINF 3Q26 Release 5

Excess and Surplus Lines Insurance Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2026	2025	% Change	2026	2025	% Change
Earned premiums	$187	$174	7	$556	$510	9
Fee revenues	1	1	0	3	3	0
Total revenues	188	175	7	559	513	9

Loss and loss expenses	114	108	6	342	317	8
Underwriting expenses	53	48	10	156	141	11
Underwriting profit	$21	$19	11	$61	$55	11

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	61.5%	62.1%	(0.6)	61.7%	62.2%	(0.5)
Underwriting expenses	27.9	27.7	0.2	28.0	27.6	0.4
Combined ratio	89.4%	89.8%	(0.4)	89.7%	89.8%	(0.1)

			% Change			% Change
Agency renewal written premiums	$134	$130	3	$434	$409	6
Agency new business written premiums	57	55	4	182	171	6
Other written premiums	(7)	(10)	30	(31)	(35)	11
Net written premiums	$184	$175	5	$585	$545	7

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	63.8%	64.1%	(0.3)	64.3%	64.8%	(0.5)
Current accident year catastrophe losses	1.0	0.2	0.8	1.0	0.9	0.1
Prior accident years before catastrophe losses	(3.3)	(2.1)	(1.2)	(3.4)	(3.2)	(0.2)
Prior accident years catastrophe losses	0.0	(0.1)	0.1	(0.2)	(0.3)	0.1
Loss and loss expense ratio	61.5%	62.1%	(0.6)	61.7%	62.2%	(0.5)

Current accident year combined ratio before catastrophe losses	91.7%	91.8%	(0.1)	92.3%	92.4%	(0.1)

•$9 million or 5% growth in third-quarter 2026 excess and surplus lines net written premiums, including higher agency renewal written premiums that benefited from price increases averaging in the low-single-digit percent range. Seven percent growth in nine-month net written premiums.
•$2 million or 4% increase in third-quarter 2026 new business premiums written by agencies.
•0.4 percentage-point third-quarter 2026 combined ratio improvement, primarily due to favorable reserve development on prior accident year loss and loss expenses that was partially offset by higher current accident year catastrophe losses.
•0.1 percentage-point nine-month 2026 combined ratio improvement, largely due to a lower ratio for current accident year loss and loss expenses before catastrophe losses that was partially offset by a higher underwriting expense ratio.
•3.3 percentage-point third-quarter 2026 benefit from favorable prior accident year reserve development of $6 million, compared with 2.2 points or $4 million for third-quarter 2025.
•3.6 percentage-point nine-month 2026 benefit from favorable prior accident year reserve development, compared with 3.5 points for the first nine months of 2025.

                                             CINF 3Q26 Release 6

Life Insurance Subsidiary Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2026	2025	% Change	2026	2025	% Change
Term life insurance	$62	$61	2	$187	$179	4
Whole life insurance	15	14	7	42	40	5
Universal life and other	8	8	0	28	27	4
Earned premiums	85	83	2	257	246	4
Investment income, net of expenses	53	52	2	161	151	7
Investment gains and losses, net	4	(1)	nm	3	(6)	nm
Fee revenues	2	1	100	5	4	25
Total revenues	144	135	7	426	395	8
Contract holders’ benefits incurred	80	76	5	243	230	6
Underwriting expenses incurred	25	23	9	73	70	4
Total benefits and expenses	105	99	6	316	300	5
Net income before income tax	39	36	8	110	95	16
Income tax provision	8	8	0	23	20	15
Net income of the life insurance subsidiary	$31	$28	11	$87	$75	16

•$2 million increase in third-quarter 2026 earned premiums, including a 2% increase for term life insurance, our largest life insurance product line.
•$12 million increase in nine-month 2026 life insurance subsidiary net income, primarily due to increased investment income, increased investment gains, increased earned premiums, and more favorable mortality experience, partially offset by less favorable impacts from the unlocking of interest rate and other actuarial assumptions.
•$1 million or less than 1% nine-month 2026 increase, to $1.468 billion, in GAAP shareholders’ equity for the life insurance subsidiary, primarily from net income that was offset by an increase in unrealized investment losses on fixed-maturity securities.
                                             CINF 3Q26 Release 7

Investment and Balance Sheet Highlights
Investments Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2026	2025	% Change	2026	2025	% Change
Investment income, net of expenses	$325	$295	10	$962	$860	12
Investment interest credited to contract holders	(32)	(32)	0	(97)	(95)	(2)
Investment gains and losses, net	20	853	(98)	1,258	1,259	0
Investments profit	$313	$1,116	(72)	$2,123	$2,024	5

Investment income:
Interest	$252	$227	11	$731	$651	12
Dividends	66	69	(4)	214	206	4
Other	11	4	175	31	16	94
Less investment expenses	4	5	(20)	14	13	8
Investment income, pretax	325	295	10	962	860	12
Less income taxes	57	51	12	167	148	13
Total investment income, after-tax	$268	$244	10	$795	$712	12

Investment returns:
Average invested assets plus cash and cash equivalents	$35,549	$31,899		$34,631	$31,345
Average yield pretax	3.66%	3.70%		3.70%	3.66%
Average yield after-tax	3.02	3.06		3.06	3.03
Effective tax rate	17.6	17.3		17.4	17.2
Fixed-maturity returns:
Average amortized cost	$19,989	$17,816		$19,504	$17,515
Average yield pretax	5.04%	5.10%		5.00%	4.96%
Average yield after-tax	4.10	4.16		4.07	4.04
Effective tax rate	18.6	18.4		18.5	18.4

•$30 million or 10% rise in third-quarter 2026 pretax investment income, including an 11% increase in interest income from fixed-maturity securities and a 4% decrease in equity portfolio dividends.
•$1.142 billion in third-quarter 2026 pretax total investment losses, summarized in the table below. Changes in unrealized gains or losses reported in other comprehensive income, in addition to investment gains and losses reported in net income, are useful for evaluating total investment performance over time and are major components of changes in book value and the value creation ratio.

(Dollars in millions)	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Investment gains and losses on equity securities sold, net	$5	$(9)	$255	$(5)
Unrealized gains and losses on equity securities still held, net	1	855	980	1,259
Investment gains and losses on fixed-maturity securities, net	(8)	1	(3)	(13)
Other	22	6	26	18
Subtotal - investment gains and losses reported in net income	20	853	1,258	1,259
Change in unrealized investment gains and losses - fixed maturities and short-term	(1,162)	241	(1,308)	336
Total	$(1,142)	$1,094	$(50)	$1,595

                                             CINF 3Q26 Release 8

Balance Sheet Highlights

(Dollars in millions, except share data)	At September 30,	At December 31,
	2026	2025
Total investments	$33,139	$31,783
Total assets	42,611	41,002
Short-term debt	17	25
Long-term debt	791	790
Shareholders’ equity	16,182	15,911
Book value per share	105.42	102.35
Debt-to-total-capital ratio	4.8%	4.9%

•$34.378 billion in consolidated cash and total investments at September 30, 2026, an increase of 4% from $33.214 billion at year-end 2025.
•$18.925 billion bond portfolio at September 30, 2026, with an average rating of A2/A. Fair value decreased $29 million during the third quarter of 2026, including $1.107 billion in net purchases of fixed-maturity securities.
•$13.145 billion equity portfolio was 39.7% of total investments, including $8.872 billion in appreciated value before taxes at September 30, 2026. Third-quarter 2026 decrease in fair value of $49 million, including $52 million in net sales of equity securities.
•$3.22 third-quarter 2026 decrease in book value per share, including additions of $2.89 of net income before investment gains and $0.82 for other items that were offset by $5.99 from investment portfolio net investment gains or changes in unrealized gains for fixed-maturity securities and $0.94 from dividends declared to shareholders.
•Value creation ratio of 5.8% for the first nine months of 2026, including 6.4% from net income before investment gains, which includes underwriting and investment income, and 6.2% from investment gains for equity securities, partially offset by 6.6% from changes in unrealized gains for fixed-maturity securities and 0.2% for other items.

For additional information or to register for our conference call webcast, please visit investors.cinfin.com.
About Cincinnati Financial
Cincinnati Financial Corporation offers primarily business, home and auto insurance through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                        Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                    Fairfield, Ohio 45014-5141

                                             CINF 3Q26 Release 9

Safe Harbor Statement
Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by forward-looking statements. Any forward-looking statements contained herein, are based upon our current estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “seek,” “expect,” “will,” “should,” “could,” “might,” “anticipate,” “believe,” “estimate,” “intend,” “likely,” “future,” or other similar expressions. Forward-looking statements speak only as of the date they were made; we assume no obligation to update such statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements include, but are not limited to:

Insurance-Related Risks
•Risks and uncertainties associated with our loss reserves or actual claim costs exceeding reserves
•Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance
•Unusually high levels of catastrophe losses due to risk concentrations or changes in weather patterns, environmental events, war or political unrest, terrorism incidents, cyberattacks, civil unrest or other causes; and our ability to manage catastrophe risk
•Risks associated with analytical models in key areas such as underwriting, pricing, capital management, reserving, investments, reinsurance, and catastrophe risk management
•Inadequate estimates or assumptions, or reliance on third-party data used for critical accounting estimates
•Events or conditions that could weaken or harm our relationships with our independent agencies and hamper opportunities to add new agencies, resulting in limitations on our opportunities for growth
•Mergers, acquisitions, and other consolidations of agencies that result in a concentration of a significant amount of premium in one agency or agency group and/or alter our competitive advantages
•Our inability to manage business opportunities, growth prospects, and expenses for our ongoing operations
•Changing consumer insurance-buying habits
•The inability to obtain adequate ceded reinsurance on acceptable terms, for acceptable amounts, and from financially strong reinsurers; and the potential for nonpayment or delay in payment by reinsurers
•Domestic and global events, such as the wars in Ukraine and in the Middle East, future pandemics, inflationary trends, changes in U.S. trade and tariff policy, and disruptions in the banking and financial services industry, resulting in insurance losses, capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:
◦Securities market disruption or volatility and related effects such as decreased economic activity and continued supply chain disruptions that affect our investment portfolio and book value
◦Significant or prolonged decline in the fair value of securities and impairment of the assets
◦Significant decline in investment income due to reduced or eliminated dividend payouts from securities
◦Significant rise in losses from surety or director and officer policies written for financial institutions or other insured entities or in losses from policies written by Cincinnati Re or Cincinnati Global
◦An unusually high level of claims in our insurance or reinsurance operations that increase litigation-related expenses
◦Decreased premium revenue and cash flow from disruption to our distribution channel of independent agents, consumer self-isolation, travel limitations, business restrictions and decreased economic activity
◦The inability of our workforce, agencies, or vendors to perform necessary business functions

Financial, Economic, and Investment Risks
•Declines in overall stock market values negatively affecting our equity portfolio and book value
•Downgrades in our financial strength ratings
•Interest rate fluctuations or other factors that could significantly affect:
◦Our ability to generate growth in investment income
◦Values of our fixed-maturity investments and accounts in which we hold bank-owned life insurance contract assets
◦Our traditional life policy reserves
•Economic volatility and illiquidity associated with our alternative investments in private equity, private credit, real property, and limited partnerships
                                             CINF 3Q26 Release 10

•Failure to comply with covenants and other requirements under our credit facilities, senior debt, and other debt obligations
•Recession, prolonged elevated inflation, or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•The inability of our subsidiaries to pay dividends consistent with current or past levels impacting our ability to pay shareholder dividends or repurchase shares

General Business, Technology, and Operational Risks
•Ineffective information technology systems or failing to develop and implement improvements in technology
•Difficulties with technology or data security breaches, including cyberattacks, could negatively affect our, or our agents’, ability to conduct business; disrupt our relationships with agents, policyholders, and others; cause reputational damage, mitigation expenses, data loss, and expose us to liability
•Difficulties with our operations and technology that may negatively impact our ability to conduct business, including cloud-based data information storage, data security, remote working capabilities, and/or outsourcing relationships and third-party operations and data security
•Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products
•Delays, inadequate data developed internally or from third parties, or performance inadequacies from ongoing development and implementation of underwriting and pricing models and methods, including usage-based insurance methods, automation, artificial intelligence, or technology projects and enhancements expected to increase our efficiency, pricing accuracy, underwriting profit, and competitiveness
•Intense competition, and the impact of innovation, emerging technologies, artificial intelligence and changing customer preferences on the insurance industry and the markets in which we operate, could harm our ability to maintain or increase our business volumes and profitability
•Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that the segment could not achieve sustainable profitability
•Unforeseen departure of certain executive officers or other key employees that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
•Our inability, or the inability of our independent agents, to attract and retain personnel
•Events, such as a pandemic, an epidemic, natural catastrophe, or terrorism, which could hamper our ability to assemble our workforce, work effectively in a remote environment, or other failures of business continuity or disaster recovery programs

Regulatory, Compliance, and Legal Risks
•Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
◦Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates
◦Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules, and regulations
◦Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
◦Increase assessments for guaranty funds, other insurance‑related assessments, or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
◦Increase our provision for federal income taxes due to changes in tax laws, regulations, or interpretations
◦Increase other expenses
◦Limit our ability to set fair, adequate, and reasonable rates
◦Restrict our ability to cancel policies
◦Impose new underwriting standards
◦Place us at a disadvantage in the marketplace
◦Restrict our ability to execute our business model, including the way we compensate agents
                                             CINF 3Q26 Release 11

•Adverse outcomes from litigation, environmental claims, mass torts or administrative proceedings, including effects of social inflation and third-party litigation funding on the size and frequency of litigation awards
•Events or actions, including unauthorized intentional circumvention of controls, which reduce our future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
•Effects of changing social, global, economic, and regulatory environments
•Additional measures affecting corporate financial reporting and governance that can affect the market value of our common stock

Risks and uncertainties are further discussed in other filings with the Securities and Exchange Commission, including our 2025 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 30.

* * *
                                             CINF 3Q26 Release 12

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets and Statements of Income (unaudited)

(Dollars in millions)			September 30,	December 31,
			2026	2025
Assets
Investments			$33,139	$31,783
Cash and cash equivalents			1,239	1,431
Premiums receivable			3,427	3,142
Reinsurance recoverable			624	655
Deferred policy acquisition costs			1,422	1,344
Other assets			2,760	2,647
Total assets			$42,611	$41,002

Liabilities
Insurance reserves			$15,611	$14,499
Unearned premiums			5,643	5,254
Deferred income tax			1,616	1,833
Long-term debt and lease obligations			858	861
Other liabilities			2,701	2,644
Total liabilities			26,429	25,091

Shareholders’ Equity
Common stock and paid-in capital			1,992	1,958
Retained earnings			18,273	16,719
Accumulated other comprehensive loss			(951)	(34)
Treasury stock			(3,132)	(2,732)
Total shareholders' equity			16,182	15,911
Total liabilities and shareholders' equity			$42,611	$41,002

(Dollars in millions, except per share data)	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Revenues
Earned premiums	$2,690	$2,567	$7,929	$7,391
Investment income, net of expenses	325	295	962	860
Investment gains and losses, net	20	853	1,258	1,259
Other revenues	12	11	35	30
Total revenues	3,047	3,726	10,184	9,540

Benefits and Expenses
Insurance losses and contract holders' benefits	1,675	1,540	5,313	5,168
Underwriting, acquisition and insurance expenses	799	754	2,349	2,165
Interest expense	12	13	39	40
Other operating expenses	8	6	28	27
Total benefits and expenses	2,494	2,313	7,729	7,400

Income Before Income Taxes	553	1,413	2,455	2,140

Provision for Income Taxes	94	291	467	423

Net Income	$459	$1,122	$1,988	$1,717

Per Common Share:
Net income — basic	$2.99	$7.19	$12.88	$10.99
Net income — diluted	2.96	7.11	12.75	10.88

                                             CINF 3Q26 Release 13

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; additional prior-period reconciliations available at investors.cinfin.com.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules for insurance company regulation in the United States of America as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP results to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; supplement reporting segment disclosures with disclosures for a subsidiary company or for a combination of subsidiaries or reporting segments; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.
•Non-GAAP operating income: Non-GAAP operating income is calculated by excluding investment gains and losses (defined as investment gains and losses after applicable federal and state income taxes) and other significant non-recurring items from net income. Management evaluates non-GAAP operating income to measure the success of pricing, rate and underwriting strategies. While investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses on fixed-maturity securities sold in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses are recognized from certain changes in market values of securities without actual realization. Management believes that the level of investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.
For these reasons, many investors and shareholders consider non-GAAP operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents non-GAAP operating income so that all investors have what management believes to be a useful supplement to GAAP information.
•    Consolidated property casualty insurance results: To supplement reporting segment disclosures related to our property casualty insurance operations, we also evaluate results for those operations on a basis that includes results for our property casualty insurance and brokerage services subsidiaries. That is the total of our commercial lines, personal lines and our excess and surplus lines segments plus our reinsurance assumed operations known as Cincinnati Re and our London-based global specialty underwriter known as Cincinnati Global.
•Life insurance subsidiary results: To supplement life insurance reporting segment disclosures related to our life insurance operation, we also evaluate results for that operation on a basis that includes life insurance subsidiary investment income, or investment income plus investment gains and losses, that are also included in our investments reporting segment. We recognize that assets under management, capital appreciation and investment income are integral to evaluating the success of the life insurance segment because of the long duration of life products.

                                             CINF 3Q26 Release 14

Cincinnati Financial Corporation

Net Income Reconciliation

(Dollars in millions, except per share data)	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net income	$459	$1,122	$1,988	$1,717
Less:
Investment gains and losses, net	20	853	1,258	1,259
Income tax on investment gains and losses	(4)	(180)	(267)	(265)
Investment gains and losses, after-tax	16	673	991	994
Non-GAAP operating income	$443	$449	$997	$723

Diluted per share data:
Net income	$2.96	$7.11	$12.75	$10.88
Less:
Investment gains and losses, net	0.13	5.40	8.07	7.98
Income tax on investment gains and losses	(0.03)	(1.14)	(1.71)	(1.68)
Investment gains and losses, after-tax	0.10	4.26	6.36	6.30
Non-GAAP operating income	$2.86	$2.85	$6.39	$4.58

Life Insurance Reconciliation

(Dollars in millions)	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net income of the life insurance subsidiary	$31	$28	$87	$75
Investment gains and losses, net	4	(1)	3	(6)
Income tax on investment gains and losses	1	—	1	(1)
Non-GAAP operating income	28	29	85	80

Investment income, net of expenses	(53)	(52)	(161)	(151)
Investment interest credited to contract holders	32	32	97	95
Income tax excluding tax on investment gains and losses, net	7	8	22	21
Life insurance segment profit	$14	$17	$43	$45

                                             CINF 3Q26 Release 15

Property Casualty Insurance Reconciliation
(Dollars in millions)	Three months ended September 30, 2026
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$2,550	$1,199	$957	$184	$210
Unearned premiums change	55	71	(69)	3	50
Earned premiums	$2,605	$1,270	$888	$187	$260

Underwriting profit	$240	$92	$88	$21	$39

(Dollars in millions)	Nine months ended September 30, 2026
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$8,043	$3,885	$2,722	$585	$851
Unearned premiums change	(371)	(123)	(81)	(29)	(138)
Earned premiums	$7,672	$3,762	$2,641	$556	$713

Underwriting profit	$337	$61	$119	$61	$96

(Dollars in millions)	Three months ended September 30, 2025
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$2,493	$1,198	$951	$175	$169
Unearned premiums change	(9)	31	(113)	(1)	74
Earned premiums	$2,484	$1,229	$838	$174	$243

Underwriting profit	$293	$111	$99	$19	$64

(Dollars in millions)	Nine months ended September 30, 2025
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$7,721	$3,813	$2,603	$545	$760
Unearned premiums change	(576)	(193)	(263)	(35)	(85)
Earned premiums	$7,145	$3,620	$2,340	$510	$675

Underwriting profit (loss)	$123	$295	$(272)	$55	$45

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. *Included in Other are the results of Cincinnati Re and Cincinnati Global.

                                             CINF 3Q26 Release 16

Cincinnati Financial Corporation
Other Measures
•Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this measure is useful, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.
•    Written premium: Under statutory accounting rules in the U.S., property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. The difference between written and earned premium is unearned premium.

Value Creation Ratio Calculations

(Dollars are per share)	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Value creation ratio:
End of period book value*	$105.42	$98.76	$105.42	$98.76
Less beginning of period book value	108.64	91.46	102.35	89.11
Change in book value	(3.22)	7.30	3.07	9.65
Dividend declared to shareholders	0.94	0.87	2.82	2.61
Total value creation	$(2.28)	$8.17	$5.89	$12.26

Value creation ratio from change in book value**	(3.0)%	8.0%	3.0%	10.9%
Value creation ratio from dividends declared to shareholders***	0.9	0.9	2.8	2.9
Value creation ratio	(2.1)%	8.9%	5.8%	13.8%

* Book value per share is calculated by dividing end of period total shareholders' equity by end of period shares outstanding
** Change in book value divided by the beginning of period book value
*** Dividend declared to shareholders divided by beginning of period book value

                                             CINF 3Q26 Release 17